                                   UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:

    /x/ Preliminary Information Statement
    / / Confidential, For Use of the Commission Only (as permitted by Rule
        14c-5(d)(2))
    / / Definitive Information Statement

                        Diamond Entertainment Corporation
                  (Name of Registrant As Specified In Charter)

                                 Not Applicable
  (Name of Person(s) Filing the Information Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

    /X/ No fee required.
    / / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    4)  Proposed maximum aggregate value of transaction:



/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                        DIAMOND ENTERTAINMENT CORPORATION
                          18725 E. Gale Ave., Suite 100
                           City of Industry, CA 91748

                    NOTICE OF WRITTEN CONSENT OF SHAREHOLDERS

                                  July 13, 2007

To Shareholders of Diamond Entertainment Corporation:

NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of a majority of our shareholders, dated June 30, 2007, in lieu of a special meeting of the shareholders. The following actions will be effective on or about August 13, 2007:

         1. amend our certificate of incorporation to change the Company name from Diamond Entertainment Corporation (The "Company") to Rx for Africa, Inc.

         2. the ratification of the appointment of Bernstein & Pinchuk, LLP as our independent accountants for the current fiscal year.

         3. To consider and transact such other business as may properly come before the Meeting or any adjournment(s) thereof.


This Notice and the attached Information Statement are being circulated to advise the shareholders of certain actions already approved by written consent of the shareholders who collectively hold a majority of the voting power of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the shareholders. Therefore, this Notice and the attached Information Statement are being sent to you for informational purposes only.


                                           By Order of the Board of Directors,

                                           /s/ Dr. Mulugetta Bezzabeth
                                           ---------------------------
                                           Dr. Mulugetta Bezzabeth,
                                           Chief Executive Officer and Director.

                        DIAMOND ENTERTAINMENT CORPORATION
                          18725 E. Gale Ave., Suite 100
                           City of Industry, CA 91748


                              INFORMATION STATEMENT
                         WRITTEN CONSENT OF SHAREHOLDERS

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY


This Information Statement is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, by Diamond Entertainment Corporation (the "Company")., a New Jersey corporation, in connection with certain actions to be taken by the written consent by the majority shareholders of Diamond Entertainment, dated June 30, 2007.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be effective until 20 days after the date of this Information Statement is mailed to the shareholders.

THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION STATEMENT IS July 23, 2007.

We anticipate that the actions contemplated by this Information Statement will be effected on or about the close of business on August 13, 2007.

The actions to be effective twenty days after the mailing of this Information Statement are as follows:

         1. amendment of our certificate of incorporation to change the Company name from Diamond Entertainment, Corp. to Rx for Africa, Inc., and concurrently to change the Company's OTCBB trading symbol.

         2. the ratification of the appointment of Bernstein & Pinchuk, LLP as our independent accountants for the current fiscal year.

         3. To consider and transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

Shareholders of record at the close of business on June 30, 2007 are entitled to notice of the action to be effective on or about August 13, 2007. As of the record date, our authorized capitalization consisted of 800,000,000 shares of common stock, no par value, of which 189,821,018 were issued and outstanding. Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholders. However, because the shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the record date have voted in favor of the foregoing actions by resolution dated June 30, 2007; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

This Information Statement will serve as written notice to shareholders pursuant to Title 14A:5-6 Corporations, General, of the New Jersey Permanent Statutes.

SHAREHOLDER DISSENTER'S RIGHT OF APPRAISAL

The Title 14A, Chapter 11, Corporations, General, of the New Jersey Permanent Statutes, does not provide for dissenter's rights of appraisal in connection with the proposed actions.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED IN THIS INFORMATION STATEMENT.


Voting Securities and Principal Holders Thereof

As of the Record Date, there were 189,821,018 common shares outstanding. The Common Stock constitutes the outstanding class of voting securities of Diamond Entertainment Corporation. The shares have been considered fully diluted, for a total amount of 189,821,018 shares used for purposes of the ownership percentage calculations. Each share entitles the holder to one (1) vote on all matters submitted to shareholders.

Shareholders representing over 51.0% of the votes of the currently issued and outstanding shares of Common Stock have executed the Written Consents, thereby ensuring the stock combination. See "Other Information Regarding The Company - Security Ownership of Certain Beneficial Owners and Management."

Set forth below is a table of the stockholders who have executed the Written Consents and, to the best of the Company's knowledge, the number of shares of Common Stock beneficially owned by such stockholders as of April 15, 2007:

Total Common Issued and Outstanding:        189,821,018
Votes Possible:                             189,821,018
Votes by Written Consent                    See below


Beneficial Owner                     Common Shares        Votes In Favor     % of Total Votes
----------------                     -------------        --------------     ----------------
Mulugetta Bezzabeth                     85,269,000          85,269,000                47,0%
Margie Chassman                         58,336,437          58,336,437                30.7%

                       Total           143,605,437         143,605,437                77.7%

                     OTHER INFORMATION REGARDING THE COMPANY

                     ABOUT DIAMOND ENTERTAINMENT CORPORATION

On May 4, 2007, Diamond Entertainment Corporation's wholly owned subsidiary, Diamond Entertainment Acquisition, Inc., acquired Rx for Africa, Inc. through a merger of a subsidiary of DMON. Rx Africa (Ethiopia) PLC, a subsidiary of Rx for Africa, Inc., owns and operates a state-of-the art pharmaceutical plant built on twenty three thousand square meters of land located south of Addis Ababa, Ethiopia. The facility was established to manufacture HIV/AIDS, malaria, tuberculosis and other generic drugs for distribution initially in Ethiopia and eventually throughout Africa. The company is currently producing and marketing a total of six products, and is in the process of scaling up its production with the expectation of producing at least 30 new products by late 2007

                                 STOCK OWNERSHIP

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's common stock as of June 30, 2007 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each of the Company's directors and executive officers, and (iii) all officers and directors of the Company as a group.


                                 Common Stock                          Preferred Shares       Adjusted
Name and Address (1)                Owned         Percent of Class      converted (2)    Percent of Class (3)
---------------------------- -------------------- ------------------ ------------------- --------------------
James K.T. Lu (4)                      1,178,493              0.62%              13,603                0.63%
800 Tucker Lane
Walnut, CA 91768
---------------------------- -------------------- ------------------ ------------------- --------------------

Fred U. Odaka (5)                        111,111              0.06%
800 Tucker Lane
Walnut, CA 91789
---------------------------- -------------------- ------------------ ------------------- --------------------

Mulugetta Bezzabeth (6)               85,269,000             44.92%
c/c Andrew Levinson
Greenberg & Hahr
230 Park Avenue, Suite 430
New York, NY 10169
---------------------------- -------------------- ------------------ ------------------- --------------------

Margie Chassman                       58,336,437             30.73%
445 W. 23rd Street, #16E
New York, NY 10011
---------------------------- -------------------- ------------------ ------------------- --------------------

All current directors and
Executive Officers
(Group of 3)                          86,558,604             45.29%              13,603                .063%
---------------------------- -------------------- ------------------ ------------------- --------------------

--------------------
(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of August 31, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) The preferred stock entitles the holder to 1.95 votes for each share owned and each share may be converted into 1.95 shares of common stock.

(3) Assumes conversion of the preferred shares.

(4) Mr. Lu is a director. Includes 555,556 shares of common stock issuable upon exercise of warrants and options.

(5) Mr. Odaka is CFO. Includes 111,111 shares of common stock issuable upon exercise of warrants and options.

(6) Mr. Bezzabeth is CEO and Director.

(7) Shares of common stock outstanding at 6-30-07 are 189,821,018 shares.


DIRECTORS AND EXECUTIVE OFFICERS

The Company's current officers and directors consist of the following persons:

          Name               Age     Position with Company
          ----               ---     ---------------------
Mulugetta Bezzabeh (1)        64     Chief Executive Officer and Director

Howard Becker (1)             48     Director

James K.T. Lu.                59     Director

Fred U. Odaka.                70     Chief Financial Officer

(1) Appointed April 26, 2007

Dr. MULUGETTA BEZZABEH is currently the President and CEO of Rx for Africa (Ethiopia) PLC, which he had founded in 2003 as Sunshine Pharmaceuticals. He was appointed Director and CEO of Diamond Entertainment Corporation on April 30, 2007. Rx for Africa is a manufacturer and distributor of generic pharmaceuticals and has been in a joint venture with the People's Republic of China. A factory was built and production has commenced in generic anti-malarial and other pharmaceuticals. In 2006, the Chinese were bought out by private interests, with the goal of becoming one of the few FDA-GMP (Good Manufacturing Practices)-approved pharmaceutical factories in Sub-Saharan Africa. Dr. Bezzabeh was awarded his PhD from the University of Leeds in the UK. He began his career as the Minister for Rural Development in Ethiopia.

HOWARD BECKER was elected as a Director of the Company on April 30, 2007. Mr. Becker is also currently serving as Acting Chief Executive Officer and Director of CepTor Corporation (OTC BB: CEPO), a publicly traded, development stage biopharmaceutical company headquartered in New York City. Before joining CepTor in December 2006, Mr. Becker was Vice President of Operations of Xechem International, Inc. (OTC BB: XKEM), a development stage pharmaceutical company based in New Brunswick, New Jersey. Prior to joining Xechem, Mr. Becker served as a management consultant to a number of public and private companies. Mr. Becker is also a licensed (non-practicing) attorney who practiced law for eighteen years in New York City, specializing in business reorganizations and corporate restructurings, including ten years with Kaye, Scholer, Fierman, Hays & Handler, LLP. He also has been associated with Skadden, Arps and Milbank, Tweed, Hadley & McCloy, LLP. Mr. Becker graduated MAGNA CUM LAUDE from Tufts University in 1981 and received his law degree from the University of Michigan Law School in 1984.

JAMES K.T. LU (Class 3 Director). Mr. Lu has been a director since February 1989, Chairman of the Board, Chief Executive Officer and Secretary since March 1, 1990, and President since July 1991. As of April 1, 2002, Mr. Lu became Co-Chairman and Co-Chief Executive Officer.

FRED U. ODAKA (Class 1 Director). Mr. Odaka has been our Chief Financial Officer since September 2000. From December 1998 to September 2000 Mr. Odaka was a consultant to Diamond Entertainment Corporation and was our "acting" Chief Financial Officer. Mr. Odaka received his Bachelor of Science degree in finance from Fresno State College, Fresno, California.

Under our certificate of incorporation, our board of directors is divided into three (3) classes, with each class to be elected by the shareholders every three years.

All directors hold office for terms up to three (3) years and until the next annual meeting of stockholders scheduled to vote on such class of directors and the election and qualification of their respective successors. Our board presently consists of five directors and our directors were elected at the March 2005 annual meeting of stockholders for up to three-year terms. None of our directors have resigned or declined to stand for re-election due to a disagreement on any matter relating to our operations, policies or practices. Officers are elected annually by our board of directors and, subject to existing employment agreements, serve at the discretion of our board.

BOARD COMMITTEES

The Board of Directors does not currently maintain an Audit Committee or a Compensation Committee but plans to appoint an Audit Committee and a Compensation Committee in the near future. During the fiscal year ended March 31, 2007, the Board of Directors held approximately five meetings.

EXECUTIVE COMPENSATION

The following table sets forth aggregate compensation earned by each former Executive Officer for services rendered in all capacities during the year ended March 31, 2007, 2006 and 2005.

                           Summary Compensation Table

                                                      Annual Compensation            Long Term Compensation
-----------------------------------------------------------------------------------------------------------------------
                                                                               Awards              Payouts
-----------------------------------------------------------------------------------------------------------------------

                                                                            Securities     LTIP         All Other
                                                                            Underlying    Payouts     Compensation
Name and Principal Position               Year      Salary ($)   Bonus ($)  Options (#)      ($)           ($)
-----------------------------------------------------------------------------------------------------------------------
James K.T. Lu (1)                          2007       150,000        0            0           0            33,424
Former President, Co-Chief                 2006       150,000        0            0           0            45,366
Executive Officer and Secretary            2005       150,000      17,308         0           0            41,228

Jeffrey I. Schillen (2)                    2007       150,000        0            0           0            13,262
Former Co-CEO, Executive Vice              2006       150,000        0            0           0            23,462
President of Sales and Marketing           2005       150,000      13,846         0           0            26,001

-----------------
(1) Prior to the merger on May 4, 2007, Mr. Lu resigned from his positions with the Company on April 26, 2007 as Co-CEO, President and Co-Chairman and was concurrently appointed as Director. Mr. Lu's annual salary was $150,000 during the fiscal year ended March 31, 2007, 2006 and 2005. During the fiscal years ended March 31, 2007, 2006 and 2005, Mr. Lu was paid salaries totaling $0.00, $112,500 and $150,000, respectively. He elected to defer a portion of his salary for the years ended March 31, 2006 and 2004. In November 2006, Mr. Lu entered into a Waiver of Debts Agreement with the Company and under such agreement Mr. Lu waived all salaries owed to him by the Company totaling approximately $449,000.

(2) Prior to the merger on May 4, 2007, Mr. Schillen resigned from his positions with the Company on April 26, 2007 as Executive Vice President - Sales and Marketing, Co-CEO and Co-Chairman. Mr. Schillen's annual salary was $150,000 during the fiscal years ended March 31, 2007, 2006 and 2005. During the fiscal years ended March 31, 2007, 2006 and 2005, Mr. Schillen was paid salaries totaling $0.00, $112,500 and $120,000. respectively. He elected to defer a portion of his salary for the years ended March 31, 2006, 2005 and 2004. In January 2007, Mr. Schillen, entered into a Waiver of Debts Agreement with the Company and under such agreement Mr. Schillen waived all salaries owed to him by the Company totaling approximately $588,000.


OPTION/SAR GRANTS (PRE-REVERSE STOCK SPLIT SHARES)

The following table sets forth certain information with respect to the options granted and canceled during the year ended March 31, 2007, 2006 and 2005, for the persons named in the Summary Compensation Table (the "Named Executive Officers"):


                                                           Percent of Total
                                    Number of Securities     Options/SARs
                                         Underlying           Granted to
                                        Options/SARs         Employees in      Exercise or Base
Name                      Year       Granted (Canceled)      Fiscal Year         Price ($/Sh)       Expiration Date
-----------------------------------------------------------------------------------------------------------------------
James K. T Lu             2007               (14,500,000)                 n/a              $0.006             11/15/06
Jeffrey I. Schillen       2007                 36,000,000                100%              $0.010              1/31/17

James K.T. Lu             2006                 25,000,000                 43%              $0.007              6/15/15
Jeffrey I. Schillen       2006                 12,150,000                 21%              $0.007              6/15/15

James K.T. Lu             2005                  (600,000)                 n/a              $0.005              4/22/04
James K.T. Lu             2005                (3,500,000)                 n/a              $0.005              5/24/04
James K.T. Lu             2005               (20,000,000)                 n/a              $0.006              7/23/04
James K.T. Lu             2005                (3,000,000)                 n/a              $0.005              3/31/05

Jeffrey I. Schillen       2005                  (400,000)                 n/a              $0.005              4/22/04
Jeffrey I. Schillen       2005                (1,000,000)                 n/a              $0.005              5/24/04
Jeffrey I. Schillen       2005               (10,000,000)                 n/a              $0.006              7/23/04
Jeffrey I. Schillen       2005                  (750,000)                 n/a              $0.005              3/31/05


                                       8

AGGREGATE OPTION/SAR EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END
OPTION/SAR VALUES (Pre-Reverse Stock Split Shares)

The following table sets forth certain information with respect to options exercised during the fiscal year ended March 31, 2007 by the Named Executive
Officers and with respect to unexercised options held by such persons at March
31, 2007


                                             Number of Securities Underlying             Value of Unexercised
                 Shares                         Unexercised Options/SARs              In-the-Money Options/SARs
              Acquired On      Value                  At FY-End (#)                         at FY-End ($)
Name          Exercise (#)  Realized ($)     Exercisable       Unexercisable       Exercisable       Unexercisable
-----------------------------------------------------------------------------------------------------------------------
James K.T.         0             0           16,666,667           8,333,333         $161,111            $80,556
Lu
Jeffrey I.
Schillen           0             0           44,100,000           4,050 ,000        $426,300            $39,150


                              Employment Agreements
                              ---------------------

In 1991, we entered into employment agreement with each of Messrs. Lu and Schillen for annual compensation of $150,000 and $90,000, respectively; both provide for annual adjustments in accordance with the consumer price index. However, effective fiscal years 1996 and 2003, Mr. Schillen's annual compensation was increased to $120,000 and $150,000, respectively. Consequently, contracted salary levels were at $150,000 for Mr. Lu and Mr. Schillen. Both employment agreements were extended in July 2000 for a period of five years and such agreements terminated on December 31, 2005. During the year ended March 31, 2007, both Mr. Lu and Mr. Schillen agreed to waive all salaries and wages owed to them for the current fiscal year including all prior years. In November 2006 and January 2007, Mr. Lu and Mr. Schillen entered into a Waiver of Debt Agreement, respectively, whereby Mr. Lu and Mr. Schillen waived approximately $449,000 and $588,000, respectively, in accrued salaries and wages. See "Summary Compensation Table" above, and the notes thereto.


COMPENSATION OF DIRECTORS

The Company's Directors are not currently compensated for attendance at Board of Directors meetings.

None

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 16, 2005, the Board of Directors of the Company approved the granting of 58,100,000 pre-split options to purchase the Company's common stock under the Incentive Plan of the 2005 Equity Compensation Program to the select employees, officers, directors and a consultant of the Company expiring no later than 10 years from the date the options were granted. The effective date of such options being granted was June 16, 2005, at an exercise price of $.007 per share. Such stock options granted vest in three annual installments commencing one year after the date of grant. Of such options granted, James Lu, the President, Jeffrey Schillen the Executive Vice President and Fred Odaka, Chief Financial Officer of the Company were granted options to purchase 25,000,000, 12,150,000 and 5,000,000 pre-split shares, respectively, and 5,000,000 and 2,500,000 pre-split options were granted to Murray Scott and Jerry Lan, respectively, who are Directors of the Company. The remaining balance of 7,450,000 pre-split options was granted to six employees and one consultant of the Company. During years ended March 31, 2007 and 2006 three employees and one consultant terminated employment with the Company and an aggregate of 3,600,000 pre-split of such options granted were canceled. The Company claims exemption from registration of such issuance based on Section 4(2) of the Securities Act of 1933, as amended, inasmuch as the transaction was a non-public offering and sale of securities.


EMPLOYEE COMPENSATION

We do not yet have a compensation committee that approves or offers recommendations on compensation for our employees.

LEGAL PROCEEDINGS

None

PROPOSAL I

ACTION TO CHANGE THE COMPANY NAME FROM DIAMOND ENTERTAINMENT CORPORATION TO RX FOR AFRICA, INC.

The holders of a majority of the shares of our outstanding common stock approved in writing an amendment to our Certificate of Incorporation to change the company name from Diamond Entertainment Corporation to Rx for Africa, Inc. The Company's new Symbol will be determined at the time the name change becomes affective. The name change action was taken to reflect the Company's new business which was a result of the acquisition of Rx for Africa, Inc by Diamond Entertainment Acquisition, Corp. a wholly owned subsidiary of the Company.


                                   PROPOSAL II

THE APPOINTMENT OF BERNSTEIN & PINCHUK, LLP AS AUDITORS FOR DIAMOND ENTERTAINMENT, CORP.


The Board of Directors of the Company has selected Bernstein & Pinchuk, LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 2007. Bernstein & Pinchuk, LLP has served in this capacity since May 25, 2007.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

A Form 8-K was filed on May 25, 2007, reporting a change in accounting firms.

On May 25, 2007, the Diamond Entertainment Corporation changed its principal independent accountants from PMB + Helin Donovan Co, LLP, 50 Francisco Street, Suite 120, San Francisco, CA 94133 to Bernstein & Pinchuk, LLP, 7 Penn Plaza, Suite 830, New York, NY 10001. PMB + Helin Donovan Co, LLP was dismissed and the decision to change accountants was approved by the Board of Directors and audit committee.

The reports of PMB + Helin Donovan, Co, LLP on the financial statements for the past two years ended March 31, 2005 and 2006 and the current year through the third quarter ended December 31, 2006, and through the date of dismissal of May 25, 2007, contained no adverse opinions or disclaimers or were qualified as to audit review scope, or accounting principles, except that a going concern uncertainty was included in such reports.

During the Diamond Entertainment Corporation's past two years ended March 31, 2005 and 2006 and through the third quarter ended December 31, 2006, and through the date of dismissal of May 25, 2007, there were no disagreements with PMB + Healin Donovan Co, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing review scope or procedures, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

During the Diamond Entertainment, Corp.'s two most recent fiscal years ended March 31, 2006 and 2005 and the current year through the third quarter ended December 31, 2006, and through the date of dismissal of May 25, 2007, Diamond Entertainment Corporation. did not consult with Bernstein & Pinchuk LLP regarding any of the matters or events set forth in Item 304 (a)(2) of Regulations S-B.

OTHER MATTERS

The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

DISTRIBUTION OF INFORMATION STATEMENT

The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

                                    By Order of the Board of Directors

                                    /s/ Dr. Mulugetta Bezzabeth
                                    ---------------------------
                                    Dr. Mulugetta Bezzabeth
                                    Director

July 13, 2007
City of Industry, California